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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Analog Devices, Inc. pertaining to the Analog Devices, Inc. Deferred Compensation Plan, as amended, of our report dated November 17, 2003 (except for the fourth paragraph of Note 12, as to which the date is December 19, 2003), with respect to the consolidated financial statements and schedule of Analog Devices, Inc. included in its Annual Report (Form 10-K) for the year ended November 1, 2003, filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP

Boston, Massachusetts
March 8, 2004